Exhibit 5

DAY PITNEY LLP

Attorneys at Law

One Jefferson Road

Parsippany, NJ 07054-2891

September 29, 2017

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Re:	Merger of Valley National Bancorp and USAmeriBancorp, Inc.

We have acted as counsel to Valley National Bancorp, a New Jersey corporation (the “Company”), in connection with its proposed issuance of (i) its common stock, no par value per share (the “Common Stock”), (ii) its noncumulative perpetual redeemable preferred stock, Series C, no par value per share (the “Series C Preferred Stock”) and (iii) its warrants to purchase shares of Common Stock (the “Warrants,” and together with the Common Stock and the Series C Preferred Stock, the “Securities”), pursuant to the Agreement and Plan of Merger, dated as of July 26, 2017, between the Company and USAmeriBancorp, Inc. (the “Merger Agreement”). Under the Merger Agreement, USAmeriBancorp, Inc. will merge with and into the Company, with the Company as the surviving entity in the merger (the “Merger”). The Securities are being registered pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”).

We have examined originals or copies, certified or otherwise and identified to our satisfaction, of the Merger Agreement, the Registration Statement, the Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and By-laws of the Company, as amended and restated, each as currently in effect, relevant resolutions of the Board of Directors of the Company or committees thereof and such other documents as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth. In our examination of documents, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, the genuineness of all signatures, the legal capacity of all natural persons, and the completeness and accuracy of the corporate records of the Company provided to us.

Based on the foregoing and assuming (i) that the Registration Statement has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), (ii) that the shareholders of the Company have approved the issuance of up to 76,334,259 shares of

September 29, 2017

Common Stock in connection with the Merger and (iii) that the Company has filed, with the State of New Jersey, a Certificate of Amendment to its Restated Certificate of Incorporation designating the terms, rights and preferences of the Series C Preferred Stock, we are of the opinion that:

1.    The Common Stock and the Series C Preferred Stock, when issued as described in the Registration Statement, including the Prospectus relating to the Securities (the “Prospectus”), will be validly issued, fully paid and non-assessable; and

2.    The Warrants, when duly executed, authenticated issued and delivered in the manner contemplated by the Registration Statement, including the Prospectus, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith).

This opinion letter is to be used only in connection with the Registration Statement and the issuance of the Securities as described in the Prospectus and may not be used, quoted or relied upon for any other purpose without our prior written consent.

The opinions rendered herein are limited in all respects to the laws of the State of New Jersey and the federal laws of the United States. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to use of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Opinion” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ DAY PITNEY LLP

DAY PITNEY LLP